Exhibit 99.1

           Priceline.com To Reaffirm 1st And 2nd Quarter 2001 Guidance
                      At Goldman Sachs Internet Conference

      LAS VEGAS, Nev., April 2, 2001 . . . Priceline.com (Nasdaq: PCLN) announced that it intended to reaffirm the Company's financial guidance for the 1st and 2nd quarters of 2001 in a presentation today at Goldman Sachs' 2nd Annual Internet New Media and E-Commerce Conference.

The Company will state that it is comfortable with the guidance it gave when it reported 4th quarter 2000 financial results on February 15th. At that time, priceline.com said it expected 1st quarter 2001 revenue to be approximately 15% to 20% above the previous quarter and that it expected a 1st quarter 2001 pro forma net loss per share of between $0.05 and $0.07. Pro forma net loss excludes restructuring and special charges, supplier warrant charges, option payroll taxes and stock-based compensation charges.

With respect to earnings guidance for the 2nd quarter of 2001, priceline.com also will reiterate its earnings guidance given in February. At that time, the Company said that it expected 2nd quarter 2001 revenue to increase approximately 10% to 15% over the 1st quarter and expected to have pro forma operating profit in the 2nd quarter 2001. Pro forma operating profit excludes restructuring and special charges, supplier warrant charges, option payroll taxes and stock-based compensation charges.

"We credit the recovery of our business momentum, in large part, to the numerous improvements we've made in our products and in our customer service," said Daniel H. Schulman, priceline.com's president and CEO. "In addition, based on progress to date in achieving administrative efficiencies, we believe our pro forma net loss for the 1st quarter will come in at the favorable end of the range we gave in February."

A copy of the Company's presentation will be made available today on priceline.com's Web site in the Investor Relations section, and will be filed as an exhibit to a Form 8-K filed with the Securities and Exchange Commission today. Priceline.com also said today that, on May 1st after market-close, it will report 1st quarter 2001 financial results and hold its quarterly conference call. The Company will provide call in information for the conference call in a separate press release.

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      About priceline.com

Priceline.com is the Name Your Own Pricesm Internet pricing system that provides services across four broad product categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars; and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees. In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

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For press information, contact:
Brian Ek at priceline.com 203-299-8167 (brian.ek@priceline.com)

Information about Forward Looking Statements

This press release may contain forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in the Company's relationships with airlines and other product and service providers; adverse changes in general market conditions for leisure and other travel products; systems-related failures; the Company's ability to protect its intellectual property rights; the effects of increased competition; losses by the Company and its licensees; any adverse impact from negative publicity and negative customer reaction relating to recent announcements concerning the Company; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.